 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

PHARMATHENE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32587	20-2726770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Park Place, Suite 450, Annapolis, Maryland	21401
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (410) 269-2600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.        Entry into a Material Definitive Agreement.

On July 31, 2013, PharmAthene, Inc., a Delaware corporation (“PharmAthene”), entered into an agreement and plan of merger (the “Merger Agreement”), pursuant to which its wholly-owned subsidiary, Taurus Merger Sub, Inc. (“Merger Sub”), will be merged with and into Theraclone Sciences, Inc., a Delaware corporation (“Theraclone”), with Theraclone as the surviving subsidiary (the “Merger”).

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding share of common stock of Theraclone will be converted into the right to receive a number of shares of PharmAthene common stock equal to the quotient obtained by dividing the Fully Diluted Equity (as defined below) of PharmAthene by the Fully Diluted Equity of Theraclone (the “Exchange Ratio”), less a pro rata share of PharmAthene common stock representing five percent of the merger consideration issuable to the stockholders of Theraclone (the “Escrow Shares”). The Merger Agreement defines “Fully Diluted Equity” to mean, with respect to PharmAthene, the total number of shares outstanding of PharmAthene common stock assuming full conversion or exercise of all then outstanding options and warrants, which, in each case, have an exercise price less than or equal to $2.50 per share, and convertible securities. With respect to Theraclone, “Fully Diluted Equity” means the total number of shares outstanding of Theraclone common stock, assuming full conversion or exercise of all then-outstanding options and warrants and all convertible securities. Holders of Theraclone common stock will receive cash in lieu of fractional shares. In addition, all outstanding Theraclone options, as well as Theraclone’s 2004 Option Plan, will be assumed by PharmAthene. Each option or warrant to purchase one share of Theraclone common stock will be converted into an option or warrant, as the case may be, to purchase a number of shares of PharmAthene common stock representing the number of Theraclone shares for which the exchanged option or warrant was exercisable multiplied by the Exchange Ratio. The exercise price would be proportionately adjusted.

Following the consummation of the transactions contemplated by the Merger Agreement, the securityholders of PharmAthene immediately prior to the Effective Time and the securityholders of Theraclone immediately prior to the Effective Time will each own approximately 50% of the fully-diluted equity (without regard to PharmAthene options and warrants having an exercise price greater than $2.50 per share) after the Merger. The Escrow Shares described above, which will serve to secure the Theradone stockholders’ indemnification obligations under the Merger Agreement, will be deposited with Citibank, N.A., as escrow agent under a separate escrow agreement to be entered into prior to the completion of the Merger. The escrow period will expire nine months from the date of completion of the Merger.

The Merger is intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended.

Pursuant to a related board of directors composition agreement between PharmAthene and certain former stockholders of Theraclone, which is expected to be entered into at completion of the Merger (the “Board Composition Agreement”), the nine-member board of directors of post-Merger PharmAthene (the “Board”) will consist of five directors designated by PharmAthene and four directors designated by Theraclone. Those members will initially be Steve Gillis, Ph.D., Wende Hutton and Clifford J. Stocks of Theraclone, and Mitchel Sayare, Ph.D., Eric I. Richman, John M. Gill, Brian A. Markison and Derace L. Schaffer, M.D. of PharmAthene, with a ninth director still to be designated by Theraclone. Under the Board Composition Agreement, the executive officers and directors of PharmAthene, the directors of Theraclone and their affiliates, and certain holders of 5% or more of Theraclone’s Capital stock (collectively, the “Signing Stockholders”) will agree to vote all shares owned by such holders, or over which such holders have voting control, as necessary to ensure that the PharmAthene and Theraclone designees are elected to the Board at each annual or special meeting of stockholders of PharmAthene at which directors are elected or through any action taken by written consent of the stockholders of PharmAthene by which directors are elected. The Signing Stockholders will also agree to cause the resignation of one of PharmAthene’s designees upon the earlier of (i) the full settlement or final, non-appealable resolution of PharmAthene’s civil action against SIGA Technologies, Inc. (“SIGA”) (the “SIGA Determination Date”) and (ii) the second anniversary of the completion of the Merger, but not prior to the first anniversary of the completion of the Merger. We refer to this date as the “Designee Resignation Date.” The Board Composition Agreement will obligate the Signing Stockholders to cause half of the members of all committees of the Board to be filled by Theraclone board designees and where a committee consists of an odd number of directors, the third director will be mutually agreed on by the PharmAthene and Theraclone members of such committee. The Board Composition Agreement will terminate on the earliest to occur of the fifth anniversary of the date of the Board Composition Agreement and the SIGA Determination Date, but not prior to the first anniversary of completion of the Merger. The Signing Stockholders may sell their shares free of the rights and obligations under the Board Composition Agreement.

Theraclone’s current chief executive officer, Clifford J. Stocks, is expected to serve as the chief executive officer of the combined company, while Russ Hawkinson, Theraclone’s current chief financial officer, is expected to serve as its chief financial officer. The Merger Agreement obligates PharmAthene to amend its Bylaws to provide that Clifford Stocks may not be removed from his position as chief executive officer of PharmAthene without the approval of at least 66 2/3% of the Board, until the earlier of the second anniversary of the date of the Merger Agreement or such time as there is a period longer than 30 days in which less than five PharmAthene board designees serve on the Board (provided that he may be removed by at least a majority of the then-serving members of PharmAthene’s board of directors following the Designee Resignation Date).

Completion of the Merger is subject to a number of conditions, including, but not limited to (i) approval of the issuance of shares of PharmAthene common stock in connection with the Merger, and approval of an increase in the authorized number of shares of common stock, by PharmAthene’s stockholders and the adoption and approval of the Merger Agreement and the transactions contemplated thereby by Theraclone’s stockholders; (ii) the effectiveness of a registration statement on Form S-4 to be filed by PharmAthene with the Securities and Exchange Commission (the “SEC”) to register the issuance of the shares of PharmAthene common stock in connection with the Merger, which will contain a joint proxy statement/prospectus; (iii) approval for listing on the NYSE MKT LLC of such shares of PharmAthene common stock; (iv) execution of the Board Composition Agreement; (v) exercise of appraisal rights by no more than 5% of PharmAthene’s stockholders; (vi) the amendment of PharmAthene’s Bylaws to limit the ability to remove Clifford Stocks as described above; (vii) all $8,000,000 of capital committed to Theraclone pursuant to its Series B-1 Preferred Stock and Warrant Purchase and Exchange Agreement shall have been delivered to Theraclone and (viii) other customary closing conditions.

Concurrently and in connection with the execution of the Merger Agreement, certain of PharmAthene’s stockholders, who beneficially own approximately 7.5% of the outstanding shares of PharmAthene common stock, entered into a voting agreement with Theraclone (the “PharmAthene Voting Agreement”), pursuant to which each stockholder agreed to vote its shares of PharmAthene common stock in furtherance of the transactions contemplated by the Merger Agreement and against any amendment of PharmAthene’s certificate of incorporation or bylaws or any other proposal or transaction, the effect of which amendment or other proposal is to delay, impair, prevent or nullify the Merger or the transaction contemplated by the Merger Agreement.

In addition, certain of Theraclone’s stockholders, who in the aggregate held approximately 75% of the outstanding shares of Theraclone capital stock as of July 31, 2013, entered into a voting agreement with PharmAthene (the “Theraclone Voting Agreement”), pursuant to which each stockholder agreed to vote its shares of Theraclone capital stock (i) in favor of the adoption of the Merger Agreement and any actions required in furtherance thereof, (ii) in favor of the conversion of all outstanding shares of Theraclone preferred stock into Theraclone common stock on a 1:1 basis (as of immediately prior to the Effective Time and contingent upon the Merger occurring) pursuant to Theraclone’s restated certificate of incorporation, (iii) against any other proposal or transaction involving Theraclone, the effect of which amendment or other proposal or transaction would be to delay, impair, prevent or nullify the Merger or the transactions contemplated by the Merger Agreement, (iv) against any amendment of Theraclone’s certificate of incorporation or bylaws that changes in any manner the voting rights of any capital stock of Theraclone (other than the conversion of Theraclone preferred stock into Theraclone common stock), and (v) against any other action or agreement that would result in a breach in any material respect of any covenant, representation or warranty of the Merger Agreement.

Both the PharmAthene Voting Agreement and the Theraclone Voting Agreement will terminate upon, among other things, the earlier of the Effective Time or termination of the Merger Agreement.

Concurrently and in connection with the execution of the Merger Agreement, the directors of Theraclone and their affiliates, as well as certain holders of 5% or more of Theraclone’s Capital stock, who in the aggregate held approximately 75% of the outstanding shares of Theraclone capital stock as of July 31, 2013, entered into post-closing lock-up agreements with PharmAthene (the “Post-Closing Lock-up Agreements”). Pursuant to these agreements, each such stockholder will be subject to lock-up restrictions on the sale of PharmAthene common stock acquired in the Merger, pursuant to which 33% of the shares obtained in the Merger may be sold six months after the completion of the Merger, 66% may be sold nine months after the completion of the Merger, and 100% may be sold after the first anniversary of the date of completion of the Merger.

Each of PharmAthene and Theraclone have made customary representations, warranties and covenants in the Merger Agreement, including among others, covenants that (i) each party will conduct its business in the ordinary course consistent with past practice during the interim period between execution of the Merger Agreement and completion of the Merger; (ii) each party will not engage in certain kinds of transactions or take certain actions during such period (including, but not limited to, the issuance and sale of its securities and the incurrence of debt, with certain exceptions); (iii) Theraclone will solicit approval by its stockholders of the Merger Agreement and the transactions contemplated thereby and the board of directors of Theraclone will recommend that its stockholders adopt and approve the Merger Agreement, subject to certain exceptions; and (iv) PharmAthene will convene and hold a meeting of its stockholders for the purpose of considering the approval of the issuance of shares of PharmAthene common stock in connection with the Merger, the election of the PharmAthene and Theraclone board designees and the authorization of additional shares of common stock and the board of directors of PharmAthene will recommend that its stockholders adopt and approve such proposals, subject to certain exceptions.  PharmAthene also has agreed not to solicit proposals relating to alternative business combination transactions or enter into discussions or an agreement concerning any proposals for alternative business combination transactions, subject to exceptions in the event of its receipt of a “superior proposal,” as defined in the Merger Agreement. All representations and warranties of Theraclone (but not PharmAthene) included in the Merger Agreement will survive the completion of the Merger and remain in full force and effect until nine months after the closing date.

The Merger Agreement contains termination rights in favor of each of PharmAthene and Theraclone in certain circumstances. If PharmAthene terminates the Merger Agreement pursuant to its superior proposal termination right, it is obligated to pay to Theraclone a break-up fee of $3,500,000. If the PharmAthene board of directors changes its voting recommendations to PharmAthene stockholders as a result of a Transaction Event and Theraclone terminates as a result of such change in recommendation, or if PharmAthene terminated the Merger Agreement as a result of a Transaction Event (as defined below), PharmAthene is obligated to pay Theraclone a break-up fee of $4,500,000. A “Transaction Event” is defined to occur if the Court of Chancery of the State of Delaware renders a substantive decision on the merits in PharmAthene’s civil case against SIGA and within 20 business days thereafter the PharmAthene board of directors determines, in its reasonable discretion, that, as a result of such decision, it can no longer consider the Merger a merger of equals. In addition, either party may terminate the Merger Agreement if (i) the Merger has not been completed by January 31, 2014 (the “Outside Termination Date”), provided that if the registration statement on Form S-4 is not declared effective by October 4, 2013, then either party is generally entitled to extend the Outside Termination Date by 60 days, or (ii) the PharmAthene stockholders fail to approve the issuance of shares in the Merger, the increase in authorized shares of common stock or the election of the PharmAthene or Theraclone board designees. If (a) the Merger Agreement is terminated because the Merger has not been completed prior to the Outside Termination Date, (b) a takeover approval was announced prior to the PharmAthene stockholder meeting with respect to the Merger and (c) within nine months after the date of the termination of the Merger Agreement, PharmAthene enters into an agreement or understanding with respect to any takeover proposal that is subsequently completed, then PharmAthene is obligated to pay to Theraclone a break-up fee of $3,500,000. In certain other circumstances, PharmAthene will be obligated to reimburse Theraclone for expenses incurred in connection with the Merger, not to exceed $1,000,000.  The Merger Agreement contains certain indemnification provisions, which, among other things, provide that Theraclone stockholders are not obligated, absent fraud or willful misconduct, to indemnify PharmAthene and its affiliates unless and until the aggregate amount of indemnification claims brought against them by PharmAthene and its affiliates is at least $1,000,000. In addition, no Theraclone stockholder has an obligation, absent fraud or willful misconduct of Theraclone, to indemnify PharmAthene or its affiliates for an amount in excess of such Theraclone stockholder’s pro rata share of the Escrow Shares. The Merger Agreement furthermore appointed Steven Gillis, Ph.D. as the agent for and on behalf of the Theraclone stockholders with respect to the Merger Agreement and Escrow Agreement, as well as related matters.

The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement, which is filed as Exhibit 2.1 to this current report on Form 8-K and is incorporated herein by reference.  The Merger Agreement and related description are intended to provide you with information regarding the terms of the Merger Agreement and are not intended to modify or supplement any factual disclosures about PharmAthene in its reports filed with the SEC or about Theraclone.  In particular, the Merger Agreement and related description are not intended to be, and should not be relied upon as, disclosures regarding any facts and circumstances relating to PharmAthene or Theraclone.  The representations and warranties have been negotiated with the principal purpose of not establishing matters of fact, but rather as a risk allocation method establishing the circumstances in which a party may have the right not to close the Merger if the representations and warranties of the other party prove to be untrue due to a change in circumstance or otherwise.  The assertions embodied in the representations and warranties made by PharmAthene and Theraclone in the Merger Agreement are qualified in information contained in confidential disclosure schedules that PharmAthene and Theraclone have delivered to each other in connection with the signing of the Merger Agreement made for purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts.  The representations and warranties also may be subject to a contractual standard of materiality different from those generally applicable under the securities laws.  Stockholders of PharmAthene and Theraclone are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of PharmAthene, Theraclone or any of their respective subsidiaries or affiliates.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement.

The foregoing descriptions of the PharmAthene Voting Agreement and Theraclone Voting Agreement do not purport to be complete and are qualified in their entirety by reference to the forms of agreement attached as Exhibit 10.1 and 10.2, respectively, to this current report on Form 8-K, which are incorporated herein by reference.

The foregoing description of the Board Composition Agreement does not purport to be complete and is qualified in its entirety by reference to the form of agreement attached as Exhibit 10.3 to this current report on Form 8-K, which is incorporated herein by reference.

The foregoing description of the Post-Closing Lock-up Agreements does not purport to be complete and is qualified in its entirety by reference to the form of agreement attached as Exhibit 10.4 to this current report on Form 8-K, which is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 31, 2013, the PharmAthene board of directors agreed to terminate the severance plan adopted for PharmAthene’s executive officers in May 2012 (the “Severance Plan”), effective upon completion of the Merger. The PharmAthene board of directors also approved amendments to the employment agreements of PharmAthene’s executive officers.   The amendments to Eric Richman’s and Linda Chang’s employment agreements, which will become effective immediately prior to the closing of the Merger (and only in case the Merger closes), provide that if their employment is terminated by the company without cause of if they resign for good reason within 12 months of the Merger, Mr. Richman and Ms. Chang will receive substantially the same benefits that they would have been entitled to receive under the Severance Plan upon termination without cause or resignation for good reason within 12 months of a change of control of the company and, in addition, the exercise period applicable to their outstanding stock options will be extended until the third anniversary of following their departure from service with the Company.  The employment agreements of all other executive officers will also be amended to increase the duration of the period during which the executives would receive severance benefits following a termination without cause  or for good reason  from six months to twelve months.   Finally, the PharmAthene board of directors determined that all current members of the board who would resign at the completion of the Merger will receive director fees at current levels through the end of 2013, irrespective of whether they remain on the board through such date.  The amendments to the employment agreements and the change in the directors fees payable to resigning board members will not become effective if the Merger does not close.

Item 8.01. Other Events.

Attached hereto as Exhibit 99.1 is a joint press release of PharmAthene and Theraclone, dated August 1, 2013. Attached hereto as Exhibit 99.2 is a power point presentation that PharmAthene provided as part of an investor call held on August 1, 2013. Attached hereto as Exhibit 99.3 is a transcript of such call.

Item 9.01.             Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated as of July 31, 2013 by and among PharmAthene, Inc., Taurus Merger Sub, Inc., Theraclone Science, Inc. and Steven Gillis, Ph.D., as Securityholders’ Representative*

10.1	Form of PharmAthene Voting and Lock-Up Agreement dated as of July 31, 2013

10.2	Form of Theraclone Voting and Lock-Up Agreement dated as of July 31, 2013

10.3	Form of Board Composition Agreement

10.4	Form of Post-Closing Lockup Agreement

99.1	Joint News Release issued by PharmAthene and Theraclone on August 1, 2013

99.2	Power Point Presentation used in connection with a PharmAthene investor call on August 1, 2013

99.3	Transcript of PharmAthene investor call held on August 1, 2013

*	Exhibits and schedules to the Agreement and Plan of Merger have been omitted pursuant to Item 601(b)(2) of Regulation S-K. PharmAthene will furnish the omitted exhibits and schedules to the SEC upon request by the SEC.

Important Additional Information about the Proposed Merger

This communication is being made in respect of the proposed merger involving Theraclone Sciences, Inc. and PharmAthene, Inc. PharmAthene intends to file a registration statement on Form S-4 with the SEC, which will contain a joint proxy statement/prospectus and other relevant materials, and plans to file with the SEC other documents regarding the proposed transaction. The final joint proxy statement/prospectus will be sent to the stockholders of PharmAthene and Theraclone in connection with the special meetings of stockholders to be held to vote on matters relating to the proposed transaction. The joint proxy statement/prospectus will contain information about PharmAthene, Theraclone, the proposed merger, and related matters. STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION THAT STOCKHOLDERS SHOULD CONSIDER BEFORE MAKING A DECISION ABOUT THE MERGER AND RELATED MATTERS. In addition to receiving the joint proxy statement/prospectus and proxy card by mail, stockholders will also be able to obtain the joint proxy statement/prospectus, as well as other filings containing information about PharmAthene, without charge, from the SEC’s website (http://www.sec.gov) or, without charge, by contacting Stacey Jurchison at PharmAthene at (410) 269-2610.

No Offer or Solicitation

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote or approval in any jurisdiction in connection with the Merger or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Participants in Solicitation

PharmAthene and its executive officers and directors may be deemed to be participants in the solicitation of proxies from PharmAthene’s stockholders with respect to the matters relating to the proposed merger. Theraclone may also be deemed a participant in such solicitation. Information regarding PharmAthene’s executive officers and directors is available in Amendment No. 1 to PharmAthene’s proxy statement on Schedule 14A, filed with the SEC on May 9, 2013. Information regarding any interest that PharmAthene, Theraclone or any of the executive officers or directors of PharmAthene or Theraclone may have in the transaction with Theraclone will be set forth in the joint proxy statement/prospectus that PharmAthene intends to file with the SEC in connection with its shareholder vote on matters relating to the proposed merger. Stockholders will be able to obtain this information by reading the joint proxy statement/prospectus when it becomes available.

Forward-Looking Statements

 Except for the historical information presented herein, matters discussed may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements. Statements that are not historical facts, including statements preceded by, followed by, or that include the words “will”; "potential"; "believe"; "anticipate"; "intend"; "plan"; "expect"; "estimate"; "could"; "may"; "should"; or similar statements are forward-looking statements. Such statements include, but are not limited to those referring to the potential for the generation of value, ability to leverage funding sources, potential for revenue, potential for growth and the expected completion and outcome of the Merger and the transactions contemplated by the Merger Agreement and related agreements. PharmAthene disclaims any intent or obligation to update these forward-looking statements. Risks and uncertainties include, among others, failure to obtain necessary shareholder approval for the proposed merger with Theraclone and the matters related thereto; failure of either party to meet the conditions to closing of the transaction; delays in completing the transaction and the risk that the transaction may not be completed at all; failure to realize the anticipated benefits from the transaction or delay in realization thereof; the businesses of PharmAthene and Theraclone may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; operating costs and business disruption during the pendency of and following the transaction, including adverse effects on employee retention and on business relationships with third parties; the combined company’s need for and ability to obtain additional financing; risk associated with the reliability of the results of the studies relating to human safety and possible adverse effects resulting from the administration of the combined company's product candidates; unexpected funding delays and/or reductions or elimination of U.S. government funding for one or more of the combined company's development programs; the award of government contracts to competitors; unforeseen safety issues; unexpected determinations that these product candidates prove not to be effective and/or capable of being marketed as products; as well as risks detailed from time to time in PharmAthene's Form 10-K under the caption "Risk Factors" and in its other reports filed with the U.S. Securities and Exchange Commission (the "SEC"). In particular, there is significant uncertainty regarding the level and timing of sales of Arestvyr™ and when and whether it will be approved by the U.S. FDA and corresponding health agencies around the world. PharmAthene cannot predict with certainty if or when SIGA will begin recognizing profit on the sale thereof and there can be no assurance that any profits received by SIGA and paid to PharmAthene will be significant. In its May 2013 decision, the Delaware Supreme Court reversed the remedy ordered by the Court of Chancery and remanded the issue of a remedy back to the trial court for reconsideration in light of the Supreme Court’s opinion. As a result, there can be no assurance that the Chancery Court will issue a remedy that provides PharmAthene with a financial interest in Arestvyr™ and related products or any meaningful remedy. In addition, significant additional research work, non-clinical animal studies, human clinical trials, and manufacturing development work remain to be done with respect to SparVax® each of TCN-202 and TCN-032. At this point there can be no assurance that any of these product candidates will be shown to be safe and effective and approved by regulatory authorities for use in humans. Copies of PharmAthene's public disclosure filings are available from its investor relations department and its website under the investor relations tab at http://www.pharmathene.com.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMATHENE, INC.

By:	/s/ Eric I. Richman
Eric I. Richman
President and Chief Executive Officer

Dated:   August 1, 2013